Exhibit 5.1

JACKSON HEWITT TAX SERVICE INC.

3 Sylvan Way

Parsippany, New Jersey 07054

December 6, 2006

Jackson Hewitt Tax Service Inc.

3 Sylvan Way

Parsippany, New Jersey 07054

Re:     Jackson Hewitt Tax Service Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Corporate Secretary of Jackson Hewitt Tax Service Inc., a Delaware corporation (the “Company”), and as such have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of 2,500,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance pursuant to the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, as filed with the Commission under the Act on the date hereof; (ii) the Plan; (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (v) the Amended and Restated By-Laws of the Company; (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and filing of the Registration Statement; and (vii) certain approvals of the stockholders of the Company relating to the Plan. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. The opinion set forth below is subject to the following further qualifications, assumptions and limitations that:

(a) all Plan Shares will be issued in accordance with the terms of the Plan;

(b) the consideration received by the Company for each Plan Share delivered pursuant to the Plan shall not be less than the par value of the Common Stock; and

(c) the registrar and transfer agent for the Common Stock will duly register such issuance and countersign the stock certificates evidencing such Plan Shares and such stock certificates will conform to the specimen certificates examined by me.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the Plan Shares have been duly authorized for issuance and, when delivered and paid for in accordance with the terms of the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to me under the caption “Item 5. Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Steven L. Barnett
Steven L. Barnett
Executive Vice President, General Counsel and Corporate Secretary